UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2017

ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	001-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio		43054
(Address of principal executive offices)		(Zip Code)

(614) 283-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Fran Horowitz to serve as Chief Executive Officer and as a Director

On January 30, 2017, the Board of Directors (the “Board”) of Abercrombie & Fitch Co. (the “Company”) appointed Fran Horowitz to serve as the Chief Executive Officer of the Company, effective February 1, 2017. On that same day, Ms. Horowitz was also appointed to serve on the Board of the Company, effective February 1, 2017. As a result of her appointment as Chief Executive Officer, Ms. Horowitz was designated as the Company’s Principal Executive Officer for purposes of certifying and signing reports and statements of the Company as required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. Biographical and other information concerning Ms. Horowitz required to be disclosed under Item 5.02 of Form 8-K is set forth in the Company’s most recent definitive Proxy Statement, dated May 2, 2016, related to the Company’s 2016 Annual Meeting of Stockholders, filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2016, and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed with the SEC on March 28, 2016, and such information is incorporated from those filings into this Current Report on Form 8-K by reference. Ms. Horowitz was also appointed to the Executive Committee of the Board.

Appointment of Joanne Crevoiserat to serve as Chief Operating Officer

On January 30, 2017, the Board of the Company appointed Joanne C. Crevoiserat to serve as the Chief Operating Officer of the Company, effective February 1, 2017. Ms. Crevoiserat will also continue in her role as Executive Vice President & Chief Financial Officer of the Company. Biographical and other information concerning Ms. Crevoiserat required to be disclosed under Item 5.02 of Form 8-K is set forth in the Company’s most recent definitive Proxy Statement, dated May 2, 2016, related to the Company’s 2016 Annual Meeting of Stockholders, filed with the SEC on May 2, 2016, and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2016, filed with the SEC on March 28, 2016, and such information is incorporated from those filings into this Current Report on Form 8-K by reference.

The Compensation and Organization Committee of the Board will consider and make recommendations regarding appropriate adjustments to the compensation of Ms. Horowitz and Ms. Crevoiserat, with such adjustments, if any, to be retroactive to such date as may be later determined by the Compensation and Organization Committee. Since she serves as an officer of the Company, Ms. Horowitz will receive no additional compensation for services rendered as a director of the Company.

Item 8.01. Other Events.

Additional Leadership Changes

On January 30, 2017, in conjunction with the appointment of Fran Horowitz as the Chief Executive Officer of the Company, the Board dissolved the Office of the Chairman, effective February 1, 2017. The Office of the Chairman was formed in December 2014 to allow for effective management of the Company during a transition in leadership. In addition, all officers of the Company who reported to Arthur C. Martinez, Executive Chairman of the Board of the Company, while he was leading the Office of the Chairman in his capacity as the representative of the Board, will now report directly to Ms. Horowitz. The Board of the Company also determined that it would be in the best interest of the Company for Arthur C. Martinez to continue to serve as Executive Chairman of the Board, in conjunction with the appointment of Ms. Horowitz as the Chief Executive Officer, until such date as may be later determined by the Nominating and Board Governance Committee and the Board.

Item 9.01. Financial Statements and Exhibits.

(a)	through (c): Not applicable.

(d)	Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News Release issued by Abercrombie & Fitch Co. on February 1, 2017, related to the appointment of Fran Horowitz to serve as Chief Executive Officer and a Director of the Company and the appointment of Joanne C. Crevoiserat to serve as Chief Operating Officer in addition to Executive Vice President & Chief Financial Officer of the Company.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: February 1, 2017	By:	/s/ Robert E. Bostrom
Robert E. Bostrom
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Current Report on Form 8-K

Dated February 1, 2017

Abercrombie & Fitch Co.

Exhibit No.	Description

99.1	News Release issued by Abercrombie & Fitch Co. on February 1, 2017, related to the appointment of Fran Horowitz to serve as Chief Executive Officer and a Director of Abercrombie & Fitch Co. and the appointment of Joanne C. Crevoiserat to serve as Chief Operating Officer in addition to Executive Vice President & Chief Financial Officer of Abercrombie & Fitch Co.